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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 19, 2001 relating to the financial statements and financial statement schedule of PRI Automation, Inc., which appears in PRI Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001.


                                        /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
March 20, 2002